Exhibit 10.3

SFX ENTERTAINMENT, INC.

$10,000,000 9.625% Second Lien Senior Secured Notes due 2019

PURCHASE AGREEMENT

September 18, 2014

SFX Entertainment, Inc., a Delaware corporation (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell to an entity controlled by Robert F.X. Sillerman (the “Purchaser”), $10,000,000 aggregate principle amount of the Issuer’s 9.625% Second Lien Senior Secured Notes due 2019 (the “Additional Notes”).  The Additional Notes will be issued pursuant to that certain Indenture dated as of February 4, 2014 (as amended and supplemented by the First Supplemental Indenture, dated April 14, 2014, the Second Supplemental Indenture, dated May 5, 2014, the Third Supplemental Indenture, dated May 6, 2014,  the Fourth Supplemental Indenture, dated June 13, 2014,  the Fifth Supplemental Indenture, dated July 25, 2014, the Sixth Supplemental Indenture, dated September 9, 2014, and as may further be amended and supplemented from time to time the “Indenture”), among the Issuer, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Issuer’s outstanding $220,000,000 in aggregate principal amount of 9.625% Second Lien Senior Secured Notes due 2019 (the “Existing Notes”, and, together with the Additional Notes, the “Notes”) were issued.  Concurrently with the offering of the Additional Notes, the Issuer will consummate an offering of $65 million aggregate principal amount of its Issuer’s 9.625% Second Lien Senior Secured Notes due 2019 (the “144A/Reg S Notes”) in an underwritten offering to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and certain non-U.S. persons in transactions outside the United States in reliance on Regulation S of the securities Act.  The 144A/Reg S Notes will be issued pursuant to the Indenture.  The Additional Notes and the 144A/Reg S Notes will each constitute an additional issuance of the Existing Notes and will become part of the same series as the Existing Notes and, except as to issuance date and offering price, will have identical terms to the Existing Notes.

The Issuer’s obligations under the Additional Notes, including the due and punctual payment of interest on the Additional Notes, will be irrevocably and unconditionally guaranteed (the “New Guarantees”) by the guarantors listed in Schedule I hereto (the “Guarantors”).  The Issuer’s obligations under the Existing Notes are irrevocably and unconditionally guaranteed by the Guarantors. This Agreement is to confirm the agreement concerning the purchase of the Additional Notes from the Issuer by the Purchaser.

The Issuer and the Guarantors have agreed to secure (on an equal and ratable basis with the Existing Notes) the Additional Notes and the New Guarantees by granting to the Trustee, acting as collateral agent (the “Second Lien Collateral Agent”), for the benefit of the Trustee and the holders of the Notes, a second priority lien on (i) substantially all of the Issuer’s tangible and intangible assets (other than certain excluded assets as described in the Indenture), including certain capital stock of the Issuer’s subsidiaries and (ii) substantially all of the assets of each Guarantor (collectively, the “Collateral”) to the extent and in the manner set forth in the Second

Lien Collateral Agreement among the Issuer, the Guarantors and the Second Lien Collateral Agent, dated as of February 4, 2014, and the Indenture.  The Indenture also requires the Issuer and the Guarantors to deliver additional security documents, including account control agreements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time creating the second lien security interests in the Collateral which shall be subordinate only (subject to certain permitted liens) to the first lien security interests of the secured parties under the Revolving Credit Agreement (as defined below) in the Collateral. On February 7, 2014, the Issuer entered into a $30 million aggregate principal amount first lien revolving facility (the “Revolving Credit Facility”) pursuant to the terms of the first lien credit agreement by and among the Issuer, the guarantors parties thereto and the lenders party thereto (as amended by the Amendment No. 1 dated August 15, 2014, and as may be further amended, restated, supplemented or modified from time to time, the “Revolving Credit Agreement”). The Issuer, each Guarantor, the Second Lien Collateral Agent, and the collateral agent under the Revolving Credit Facility entered into the intercreditor agreement, dated February 7, 2014 to govern, among other things, the rights and priorities of the secured parties under the Revolving Credit Facility and the Notes.

The Issuer and Purchaser hereby represent, warrant, acknowledge and agree as follows (this Purchase Agreement being referred to hereinafter as this “Agreement”):

1.                                      Purchase, Sale and Delivery of Additional Notes.  The Additional Notes will be offered and sold to the Purchaser without registration under the Securities Act, in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act.

(a)                                 On the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions contained herein, the Purchaser hereby agrees to purchase the Additional Notes and the Issuer hereby agrees to sell, transfer and deliver the Additional Notes to the Purchaser at a purchase price of U.S. $10,000,000.

(b)                                 On a date (the “Closing Date”) to be agreed upon between the Issuer and the Purchaser (but in no event later than the fifth business day after the date hereof), the Issuer shall issue the Additional Notes to the Purchaser in the form of certificated securities and otherwise in accordance with the terms and conditions set forth in the Indenture.  The Purchaser shall immediately thereafter deliver U.S. $10,000,000 as payment for the Additional Notes in Federal (same day) funds by wire transfer to the bank account provided by the Issuer to the Purchaser, drawn to the order of the Issuer.

2.                                      Representations of the Issuer.  The Issuer represents and warrant to the Purchaser as follows:

(a)                                 The Issuer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes the legal and binding agreement of the Issuer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity.

(b)                                 The Issuer has all requisite corporate power and authority to enter into the Indenture to perform its obligations thereunder and to consummate the transactions contemplated thereby.  The Indenture has been duly authorized by the Issuer and constitutes a legal and binding agreements of the Issuer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity.

(c)                                  The execution, delivery and performance by the Issuer of this Agreement and the Indenture, as applicable, and the consummation of the transactions contemplated hereby and thereby, do not as of the date hereof and/or will not as of the Closing Date (as applicable) (i) violate the certificate of incorporation or bylaws of the Issuer, (ii) violate any material agreement to which the Issuer is a party or by which the Issuer, or any of its subsidiaries, properties or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Issuer.

(d)                                 Assuming the accuracy of the representations of the Purchaser made in this Agreement, the issuance of the Additional Notes on the Closing Date will be exempt from registration under the Securities Act, as amended by virtue of the exemption contained in Section 4(a)(2) thereof.

3.                                      Representations of the Purchaser.  The Purchaser acknowledges that the Existing Notes have not been registered under the Securities Act and that the Issuer does not intend to register the Additional Notes under the Securities Act, and the Purchaser represents and warrants to the Issuer as follows:

(a)                                 The Purchaser has received a copy of the preliminary offering memorandum with respect to the 144A/Reg S Notes, dated September 17, 2014 (the “Preliminary Offering Memorandum”), a pricing term sheet (the “Pricing Term Sheet”) setting forth the terms of the 144A/Reg S Notes omitted from the Preliminary Offering Memorandum and certain other information and a final offering memorandum, dated September 18, 2014 (the “Offering Memorandum”), setting forth information regarding the Issuer, the Guarantors, the Notes and the Guarantees with respect to the 144A/Reg S Notes.

(b)                                 The Purchaser understands and accepts that the purchase of the Additional Notes involves various risks, including the risks outlined in the Offering Memorandum.  The Purchaser represents that it is able to bear any loss associated with an investment in the Additional Notes.

(c)                                  The Purchaser is familiar with the business, financial condition and operations of the Issuer, all as generally described in the Offering Memorandum. The Purchaser has had access to such information concerning the Issuer and the Additional Notes as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Additional Notes.

(d)                                 The Purchaser understands that, unless it notifies the Issuer in writing to the contrary at or before the Closing Date, each of the Purchaser’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date, taking into account all information received by the Purchaser.

(e)                                  The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Additional Notes or made any finding or determination concerning the fairness or advisability of this investment.

(f)                                   The Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Additional Notes. With the assistance of the Purchaser’s own professional advisors, to the extent that the Purchaser has deemed appropriate, the Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Additional Notes and the consequences of this Agreement.  The Purchaser has considered the suitability of the Additional Notes as an investment in light of its own circumstances and financial condition and the Purchaser is able to bear the risks associated with an investment in the Additional Notes and its authority to invest in the Additional Notes.

(g)                                  The Purchaser is an “accredited investor” as defined in Rule 501(a)(3) under the Securities Act.  The Purchaser agrees to furnish any additional information requested by the Issuer or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Additional Notes.

(h)                                 The Purchaser is acquiring the Additional Notes solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Additional Notes.  The Purchaser understands that the Additional Notes have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and of the other representations made by the Purchaser in this Agreement.  The Purchaser understands that the Issuer is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(i)                                     The Purchaser understands that the Additional Notes are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the Purchaser may dispose of the Additional Notes only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Purchaser understands that the Issuer has no obligation or intention to register any of the Additional Notes, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the Purchaser understands that under the Commission’s rules, the Purchaser may dispose of the Additional Notes principally only in private resale transactions which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser. Consequently, the Purchaser understands that the Purchaser must bear the economic risks of the investment in the Additional Notes for an indefinite period of time.

(j)                                    The Purchaser agrees: (A) that the Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Additional Notes or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Additional Notes under the Securities Act and all applicable state securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws, (B) that the certificates representing the Additional Notes will bear a legend making reference to the foregoing restrictions and (C) that the Issuer and its affiliates shall not be required to give effect to any purported transfer of such Additional Notes except upon compliance with the foregoing restrictions.

(k)                                 The Purchaser acknowledges that neither the Issuer nor any other person offered to sell the Additional Notes to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(l)                                     The Purchaser has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal and binding agreement of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity.

(m)                             The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement, do not as of the date hereof and will not as of the Closing Date (i) violate the organizational documents of the Purchaser, (ii) violate any material agreement to which the Purchaser is a party or by which the Purchaser or any of its property or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Purchaser.

4.                                      Governing Law; Waiver of Trial by Jury.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE EXECUTED AND PERFORMED ENTIRELY IN SUCH STATE.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

5.                                      Entire Agreement.  This Agreement constitutes the entire agreement between the Issuer and Purchaser with respect to the subject matter hereof and supersedes any prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.                                      Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Issuer on the one hand, or the Purchaser on the other hand, without the prior written consent of the other.  Any purported assignment without such consent shall be void.

7.                                      Amendment.  Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified except by an instrument in writing signed by all the parties hereto.

8.                                      Damages.  Each party agrees that monetary damages would not be a sufficient remedy for any breach of this Agreement by any party and that each non-breaching party shall be entitled to specific performance, injunctive, rescissionary or other equitable relief as a remedy for any such breach.

9.                                      Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts will together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Issuer and the Purchaser in accordance with its terms.

Very truly yours,

SFX ENTERTAINMENT, INC.,
as Issuer

By:	/s/ Richard Rosenstein
Name: Richard Rosenstein
Title: Chief Financial Officer

Acknowledged and agreed,
as of the date first above written:

SILLERMAN INVESTMENT COMPANY III LLC

By:	/s/ Robert FX Sillerman
	Name:	Robert F.X. Sillerman
	Title:	Authorized Officer